Exhibit 99.1

Cerenome Reports Third Quarter 2026 Financial Results and Business Highlights Featuring REYOBIQ ReSPECT- LM Data and CNSide Commercial and Reimbursement Progress

HOUSTON, November 13, 2026 – Cerenome, Inc. (Nasdaq: CNSY) (“Cerenome” or the “Company”), a CNS oncology company advancing an integrated platform that combines precision diagnostics, targeted radiopharmaceuticals, and artificial intelligence, announces financial results for the third quarter ended September 30, 2026, and provides an overview of recent business progress.

“Recognition of our first quarter of CNSide® diagnostic revenue and commercial payments beginning in October is a tremendous landmark,” said Marc H. Hedrick, M.D., Cerenome’s President and Chief Executive Officer. “Furthermore, our payer universe continues to expand with now about 80% of U.S. private payers representing approximately 190 million covered lives. Most recently, with Aetna coverage, it gives physicians an in-network option for both tumor cell enumeration and molecular profiling. In parallel, our growing commercial team is focused on helping more cancer centers use our test in patient care. In therapeutics, we materially advanced our two key programs by completing enrollment in our Phase 2 trial in adults with recurrent glioblastoma, opening up higher dose cohorts in the repeat dosing of REYOBIQ™ in patients with leptomeningeal metastases and reporting interim data in that trial.”

Q3 2026 AND RECENT HIGHLIGHTS

Corporate

•
During the quarter, Plus Therapeutics rebranded as Cerenome, and on August 3 its common stock began trading on Nasdaq under the symbol CNSY. The new name and brand reflect the Company’s focus on integrating CNS diagnostics, therapeutics, and data.
•
In November, Ron Andrews was appointed as Chief Business Officer to advance CNSide commercial adoption and strategic partnerships. Mr. Andrews continues to serve on the Company’s Board of Directors.

CNSide® CSF Assay Platform

•
The company submitted billing claims for approximately $1.55 million in gross billings at list prices and recognized $0.7 million in net diagnostic revenue in the quarter after estimated payer adjustments and price concessions.
•
Contracted coverage was expanded through agreements with Medical Mutual, Health Care Service Corporation and Blue Cross Blue Shield of Michigan.
•
Secured in-network agreements were also made with Florida Blue and Aetna. The Aetna agreement, effective November 1, is the first national CNSide payer agreement to include both tumor cell enumeration and molecular profiling. The Company’s aggregate contracted footprint now represents approximately 190 million covered lives.
•
The company entered into a collaboration with Genomic Testing Cooperative to add DNA and RNA profiling to CNSide. In July, the Company also highlighted updated NCCN CNS Cancers Guidelines recognizing a role for CSF analysis in the assessment of LM.
•
XiFin was selected for revenue cycle management and clearinghouse services, and Samantha Fowlkes was appointed as Vice President and Head of Commercial Sales for CNSide Diagnostics.
•
The Company is on track for Medicare reimbursement in 1st half of 2027 and is separately pursuing a coverage determination from Novitas Solutions.
•
CNSide CSF Molecular Profile tests were launched for solid tumors and hematologic malignancies. The test was available to order beginning October 12, providing DNA and RNA profiling from cerebrospinal fluid (CSF). CNSide can be ordered independently or alongside tumor cell enumeration.

REYOBIQ™ Development

•
The company presented interim Phase 1 ReSPECT-LM (multi-dose) findings at the Society of Neuro Oncology Annual meeting in November. The first 10 patients have been treated with repeated intraventricular doses of

REYOBIQ, with no dose-limiting toxicities or treatment discontinuations due to adverse events reported. This highlights the potential for REYOBIQ to safely administer higher dose of tumor-destroying radiation (compared to single-dose study). Dose escalation is ongoing to identify a recommended multiple-dose regimen for a follow-on randomized study.
•
Also, enrollment was completed in the Phase 2 ReSPECT-GBM study in recurrent glioblastoma in October. Cerenome expects topline data in mid-2027 following additional patient follow-up, and plans to hold an End-of-Phase 2 meeting with the FDA thereafter.
•
Investigators reported preclinical data at the Rivkin Ovarian Cancer Research Symposium in October showing the active agent in REYOBIQ was associated with a new mechanism of action, namely positively impacting the tumor environment. The net effect described by investigators was administering REYOBIQ along with anti-PD-1 checkpoint blockade enhanced antitumor activity in these preclinical studies, opening up the possibility of novel combination therapies.
•
Investigators presented pharmacokinetic, dosimetry, and safety observations from the ReSPECT-LM program at the SNO/ASCO CNS Metastases Conference in August. A separate presentation examined the potential health economic impact of earlier detection of leptomeningeal metastases (LM) using CNSide.

THIRD QUARTER 2026 FINANCIAL RESULTS

•
Cash, cash equivalents and investments totaled $4.9 million as of September 30, 2026, compared with $8.6 million as of June 30, 2026. In September, the Company announced closing a senior secured financing facility up to $20 million with royalty-based repayments. In addition, the Company raised $3.8M under the Equity Distribution Agreement subsequent to the end of the quarter.
•
Total revenue was $0.7 million, consisting entirely of net diagnostic revenue.
•
Cost of revenue was $0.9 million. Research and development expense was $2.1 million, compared with $2.4 million a year earlier. Selling, general and administrative expense was $5.2 million, compared with $3.4 million a year earlier.
•
Operating loss was $7.5 million, compared with $4.5 million a year earlier. Net loss was $8.7 million, or $1.14 per share, compared with $4.4 million, or $1.03 per share, a year earlier.

ANTICIPATED MILESTONES AND OUTLOOK FOR 2027

CNSide Commercial Rollout

•
Expand CNSide adoption across cancer centers, build-out the field sales team, enhance the testing menu and build on existing payer collection experience across the CNSide test menu.

REYOBIQ Clinical Program

•
Continue dose escalation in LM Multi-dose study and follow patients in ReSPECT-GBM for the anticipated mid-2027 topline readouts from both trials.

Conference Call and Webcast

Cerenome will host a conference call and webcast Monday, November 16, 2026, at 8:30 a.m. Eastern Time to discuss third quarter results and provide a business update.

Webcast and Conference Call

Date/Time: Monday, November 16, 2026 at 8:30 AM ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=vTAb1pUs

Dial-in: U.S.: 833-862-0853 International: 412-317-6789

Please dial in 15 minutes before the start time.

Following the live call, a replay will be available on the Company’s website under the ‘For Investors’ section. The webcast will be available on the Company’s website for 90 days following the live call.

About Leptomeningeal metastases (LM)

Leptomeningeal metastases (LM) are a rare but severe complication of advanced cancer, affecting the fluid-lined structures of the central nervous system. LM occurs in approximately 5% of patients with metastatic cancer, with breast cancer, lung cancer, and melanoma being the most common sources. Median survival is typically 2-6 months, and effective treatment options are limited, highlighting the urgent need for novel therapies.

About REYOBIQ™ (rhenium Re186 obisbemeda)

REYOBIQ (rhenium Re186 obisbemeda) is a novel injectable radiotherapy specifically formulated to deliver direct targeted high-dose radiation in CNS tumors in a safe, effective, and convenient manner to optimize patient outcomes. REYOBIQ has the potential to reduce off-target risks and improve outcomes for CNS cancer patients versus currently approved therapies, with a more targeted and potent radiation dose. Rhenium-186 is an ideal radioisotope for CNS therapeutic applications due to its short half-life, beta energy for destroying cancerous tissue, and gamma energy for real-time imaging. REYOBIQ is being evaluated for the treatment of recurrent glioblastoma, leptomeningeal metastases, and pediatric brain cancer in the ReSPECT-GBM, ReSPECT-LM, and ReSPECT-PBC clinical trials, respectively. ReSPECT-GBM is supported by an award from the National Cancer Institute (NCI), part of the U.S. National Institutes of Health (NIH), and ReSPECT-LM is funded by a three-year $17.6 million grant from the Cancer Prevention & Research Institute of Texas (CPRIT). The Company's ReSPECT-PBC clinical trial for pediatric brain cancer is supported by a $3 million grant from the U.S. Department of Defense's Peer Reviewed Cancer Research Program.

About CNSide Diagnostics, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Cerenome, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide®, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide® CSF Assay Platform enables quantitative analysis of the cerebrospinal fluid that informs and improves the management of patients with leptomeningeal metastases.

About Cerenome

Cerenome (Nasdaq: CNSY) is a CNS oncology company advancing an integrated platform that combines precision diagnostics, targeted therapeutics, and artificial intelligence to improve outcomes for patients with central nervous system cancers. The CNSide® CSF diagnostics platform combines cellular and molecular testing to support the detection, characterization, and longitudinal assessment of cancers involving the CNS.

Its lead therapeutic platform, REYOBIQ™ (rhenium Re186 obisbemeda), is being evaluated in clinical trials for leptomeningeal metastases, recurrent glioblastoma, and pediatric brain cancers. The data & artificial intelligence platform is designed to integrate diagnostic, molecular, imaging, and clinical data into actionable insights that support precision oncology and therapeutic innovation.

By integrating commercial diagnostics, targeted therapeutics, proprietary longitudinal data, and artificial intelligence within a single organization, Cerenome is building a differentiated CNS oncology platform designed to improve patient care while creating long-term shareholder value. For more information, visit https://www.cerenome.com.

Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the Company's ability to maintain the listing of its common stock on Nasdaq; expectations pertaining to 2027 milestones, its platform and its data strategy; the results of the Company's research and development activities, including uncertainties relating to the continued clinical trials of its product candidates and therapies, and the timing and outcome of the ReSPECT-LM, ReSPECT-GBM, and ReSPECT-PBC trials; the Company's liquidity position and capital resources and its ability to raise additional cash; the outcome of the Company's partnering/licensing efforts; risks associated with laws or regulatory requirements applicable to the Company; market conditions and product performance; challenges associated with radiotherapeutic manufacturing, production, and distribution capabilities necessary to support the Company's clinical trials and any commercial level product demand; and the continued success of CNSide CSF Assay, revenue and corporate profitability expectations including support reimbursements and payments for the CNSide CSF Assay, the development and utility of the CNSide CSF Assay, and expectations as to the Company's future performance, including the next steps in developing the Company's product candidates. This list of risks, uncertainties, and other factors is not complete. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Cerenome discusses some of these matters more fully, as well as certain risk factors that could affect its business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Quarterly Reports on Form 10-Q for the three months ended March 31, 2026 and six-months ended June 30, 2026, and Current Reports on Form 8-K. These filings are available for review through the SEC's website at www.sec.gov. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations, and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends, or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact
CORE IR
IR@cerenome.com

(Financial Tables follow)

CERENOME, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$879	$4,256
Restricted cash and cash equivalents	—	4,502
Accounts receivable, net	722	—
Investments	3,992	4,356
Inventory	235	—
Other current assets	2,239	1,734
Total current assets	8,067	14,848

Property and equipment, net	1,349	257
Grant receivable	1,761	322
Operating lease right-of-use assets	29	70
Goodwill	372	372
Intangible assets, net	231	333
Other assets	391	123
Total assets	$12,200	$16,325
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,210	$5,920
Investor liability pursuant to Letter Agreement	—	4,502
Convertible note	3,851	—
Operating lease liability	30	56
Deferred grant liability	927	927
Line of credit	—	750
Other current liabilities	105	159
Total current liabilities	13,123	12,314

Noncurrent operating lease liability	—	15
Total liabilities	13,123	12,329

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 7,890,305 and 5,557,371 shares issued as of September 30, 2026 and December 31, 2025, respectively; 7,879,968 and 5,547,034 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	8	6
Treasury stock (at cost), 10,337 shares as of September 30, 2026 and December 31, 2025	(500)	(500
Additional paid-in capital	540,043	520,355
Accumulated deficit	(540,474)	(515,865
Total stockholders’ (deficit) equity	(923)	3,996
Total liabilities and stockholders’ equity (deficit)	$12,200	$16,325

CERENOME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Grant revenue	$-	$1,397	$1,439	$3,846
Diagnostic revenue, net	722	—	722	—
Total revenue	722	1,397	2,161	3,846
Operating expenses:
Cost of revenue	912	—	912	—
Research and development	2,107	2,436	9,237	5,438
Selling, general and administrative	5,158	3,443	15,643	7,964
Total operating expenses	8,177	5,879	25,792	13,402
Operating loss	(7,455)	(4,482)	(23,631)	(9,556)

Other income (expense):
Interest income	119	59	365	87
Interest expense	(14)	—	(36)	(548)
Financing expenses	(1,618)	—	(1,618)	(3,061)
Warrant issuance costs	—	—	—	(964)
Change in fair value of financial instruments	490	—	490	—
Change in fair value of derivative instruments	—	—	—	(2,631)
Other expense	(179)	—	(179)	—
Total other income (expense)	(1,202)	59	(978)	(7,117)
Net loss	$(8,657)	$(4,423)	$(24,609)	$(16,673)

Per share information
Net loss per share of common stock – basic and diluted	$(1.14)	$(1.03)	$(3.50)	$(7.21)
Weighted average number of shares of common stock outstanding – basic and diluted	7,566,819	4,297,158	7,040,597	2,313,816

CERENOME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(24,609)	$(16,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	378	300
Stock-based compensation expense	2,561	827
Noncash financing expenses	1,618	3,061
Noncash interest expense	22	—
Loss on investments (Note 5)	179	—
Change in fair value of financial instruments	(490)	—
Change in fair value of derivative instruments	—	2,631
Accretion of discount on short-term investments	(18)	(19)
Operating lease right-of-use asset amortization	41	53
Gain on sale of assets	—	(16)
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	(1,439)	571
Accounts receivable	(722)	—
Other assets	(864)	64
Accounts payable and accrued expenses	2,491	(6,308)
Change in operating lease liabilities	(41)	(54)
Other liabilities	(151)	1,045
Net cash used in operating activities	(21,044)	(14,518)
Cash flows from investing activities:
Purchases of property and equipment	(1,368)	(37)
Proceeds from sale of property and equipment	—	30
Purchase of intangible assets	—	(7)
Purchase of short-term investments	(15,085)	(11,068)
Sales of short-term investments	10,691	—
Redemption of short-term investments	4,597	11,305
Net cash (used in) provided by investing activities	(1,165)	223
Cash flows from financing activities:
Proceeds from convertible note and royalty obligation	3,000	—
Payments for convertible note and royalty obligation transaction costs	(180)	—
Proceeds from credit facility	1,000	—
Repayment of credit facility	(1,772)	(3,292)
Proceeds from issuance of notes payable and warrants	—	3,738
Repayment of notes payable	—	(3,703)
Proceeds from sale of common stock, pre-funded warrants and warrants	—	15,927
Payment of financing costs	—	(2,250)
Proceeds from sale of common stock under Lincoln Park Purchase Agreement	—	19,612
Payment to investors pursuant to Letter Agreement	(4,502)	(2,293)
Proceeds from underwritten public offering	15,000	—
Offering costs for sale of common stock	(1,362)	(231)
Proceeds from Distribution Agreement	3,337	—
Payments for commissions and offering costs from Distribution Agreement	(191)	—
Net cash provided by financing activities	14,330	27,508
Net change in cash, restricted cash and cash equivalents	(7,879)	13,213
Cash, restricted cash and cash equivalents at beginning of period	8,758	76
Cash, restricted cash and cash equivalents at end of period	$879	$13,289

Supplemental disclosure of cash flows information:
Cash paid for interest	$—	$539
Supplemental schedule of non-cash investing and financing activities:
Unpaid liability to investors pursuant to Letter Agreement (Note 13)	$—	$6,391
Exchange of warrants for notes payable	$—	$3,694
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$—	$3,512
Unpaid offering cost	$51	$252